               [LETTERHEAD OF GOVERNMENT OF CANADA APPEARS HERE]

                                                                 Exhibit 10.19.4

                                                    WD PROJECT NO.: A-93-WD-0461
                                                                CLAIM NO.: Seven
                                                                       AMENDMENT

                                                     February 28, 1995

Mr. Ben Dulley
New Era Systems Services Ltd.
710 Esso Plaza, East Tower
425 - 1st Street S.W.
Calgary, Alberta
T2P 3L8


Dear Mr. Dulley:

We are pleased to advise you that a payment of $256,183 has been approved by the Western Diversification Program on the above project. A cheque for this amount has been requisitioned, and you may expect to receive it in the immediate future.

The payment is based on approved costs of $725,805. The method of calculating the amount of the payment is shown in the attached annex. This payment is based on the claim information submitted and is subject to possible future audit or review.

We also wish to acknowledge change in shareholders:

FROM:

                                                 Common       Preferred
                                                 ------       ---------
     David Benedict Dulley                        15,836         10,000
     Ann Triplett Fish                            12,100          - 0 -
     HTS Holdings Ltd.                            42,250         70,000
     GBR Linden, Lennox, & Gailer                 16,000          - 0 -
     Less than 5% shareholdings                  147,078         20,000
                                                 -------        -------

     Total                                       233,264        100,000
                                                 -------        -------

                                                                           .../2

                                                WD PROJECT NO.:  A-93-WD-0461
                                                            CLAIM NO.:  Seven
                                                                    AMENDMENT


                                     - 2 -

TO:

                                             Common       Preferred
                                             ------       ---------
         David Benedict Dulley               22,445          10,000
         Ann Triplett Fish                   - 0 -           - 0 -
         HTS Holdings Ltd.                   42,250          70,000
         GBR Linden, Lennox, & Gailer        - 0 -           - 0 -
         Peter Gailer                        14,823          - 0 -
         Less than 5% shareholdings         154,345          20,000
                                            -------         -------

         Total                              233,863         100,000
                                            -------         -------

Our agreement to this amendment does not signify that future requests for amendments of this type will be approved.

Enclosed are guidelines for your reference in preparing future Project Progress Reports. In addition we have also enclosed a Certificate of Compliance which we request you complete and submit with each future claim.

Should you have any questions about the payment or its calculation, please feel free to contact Mike Bowen at (403)495-2017 or in his absence Gary Wagner at
(403)495-5787.

Yours sincerely,


/s/ Brant Popp
Brant Popp
A/Director General
Program Implementation
Alberta Region

Att.